Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-132829 and 333-133891, both on Form S-3, and Registration Statements Nos. 333-132828, 333-142774, 333-147939, 333-152313, and 333-152314, all on Form S-8, of our reports dated February 26, 2009, relating to the consolidated financial statements and financial statement schedules of Great Plains Energy Incorporated and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of new accounting standards), and the effectiveness of internal control over financial reporting (which report did not include an assessment on the internal control over financial reporting at KCP&L Greater Missouri Operations), appearing in this Annual Report on Form 10-K of Great Plains Energy Incorporated and subsidiaries for the year ended December 31, 2008.

/s/DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 27, 2009